UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2010 (November 12, 2010)

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 725-7550

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Towers Watson & Co. (the “Company”) held its Annual Meeting of Stockholders on November 12, 2010. Of the 74,223,409 shares outstanding and entitled to vote, 49,805,207 shares were represented at the meeting, or 67.10%, sufficient to constitute a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 — Election of Directors

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Elected the following eleven individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2011 and until their successors have been duly elected and qualified:

	Votes Cast For	Votes Cast Against	Votes Abstain	Broker Non- Votes

John J. Gabarro	44,737,004	732,647	372,351	3,963,210

Victor F. Ganzi	43,833,892	1,739,515	268,595	3,963,210

John J. Haley	44,633,164	1,162,450	46,388	3,963,210

Mark V. Mactas	44,076,002	1,674,877	91,123	3,963,210

Mark Maselli	44,715,278	1,009,967	116,757	3,963,210

Gail E. McKee	43,325,940	1,982,750	533,312	3,963,210

Brendan R. O’Neill	45,178,180	270,083	393,739	3,963,210

Linda D. Rabbitt	45,029,023	453,254	359,725	3,963,210

Gilbert T. Ray	44,978,723	691,708	171,571	3,963,210

Paul Thomas	45,152,414	576,084	113,504	3,963,210

Wilhelm Zeller	44,770,139	666,870	404,993	3,963,210

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Proposal 2 — Ratification of Appointment of Independent Auditors

•

Ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011. There were 49,001,306 votes for the selection, 647,015 votes against the selection, 156,886 abstentions, and 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: November 16, 2010
	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Assistant Secretary

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